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                          BARR ROSENBERG SERIES TRUST
               FURTHER AMENDED AND RESTATED DISTRIBUTOR'S CONTRACT

     Further Amended and Restated Distributor's Contract dated as of October 1, 2001, by and between BARR ROSENBERG SERIES TRUST, a Massachusetts business trust (the "Trust"), and BARR ROSENBERG FUNDS DISTRIBUTOR, INC. (the "Distributor").

     WHEREAS, this contract has been approved by the Trustees of the Trust in anticipation of the Distributor's transfer of its rights to receive the Distribution Fee and Service Fee (as those terms are defined in the Distribution and Shareholder Service Plan for Class B Shares as amended and restated as of October 1, 2001) and/or contingent deferred sales charges to a financing party in order to raise funds to cover distribution expenditures;

     WHEREAS, that financing party has indicated that it plans, in turn, to transfer such rights to a special purpose trust for purposes of securitizing interests in such rights;

     NOW THEREFORE, in consideration of the mutual agreements contained in the Terms and Conditions of the Distributor's Contract attached to and forming a part of this Contract (the "Terms and Conditions"), the Trust hereby appoints the Distributor as a distributor of such shares of the Trust, and the Distributor hereby accepts such appointment, all as set forth in the Terms and Conditions.

     A copy of the Agreement and Declaration of Trust of the Trust, as amended, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

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     IN WITNESS WHEREOF, BARR ROSENBERG SERIES TRUST and BARR ROSENBERG FUNDS
DISTRIBUTOR, INC. have each caused this Further Amended and Restated Distributor's Contract to be signed in duplicate on its behalf, all as of the day and year first above written.

                           BARR ROSENBERG SERIES TRUST

                           By: KENNETH REID
                               -----------------------------

                           BARR ROSENBERG FUNDS
                           DISTRIBUTOR, INC.


                           By: CHARLES BOOTH, VICE PRESIDENT
                               -----------------------------

                           Dated: October 1, 2001

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                              TERMS AND CONDITIONS
                                       OF
                             DISTRIBUTOR'S CONTRACT

     1. SALE OF SHARES TO THE DISTRIBUTOR AND SALES BY THE DISTRIBUTOR. The Distributor will have the right, as principal, to sell shares of beneficial interest ("shares") of the Trust's Institutional shares, Investor shares, Adviser shares, Class A shares, Class B shares and Class C shares (each a "Class" and collectively the "Classes") of each portfolio of the Trust represented by a separate series of shares (a "Fund") directly to the public against orders therefor at the applicable public offering price as described below in the case of Class A shares, and at net asset value in the case of Institutional shares, Investor shares, Adviser shares, Class B shares and Class C shares. For such purposes, the Distributor will have the right to purchase shares at net asset value. The Distributor will also have the right, as agent, to sell shares of a Fund indirectly to the public through broker dealers who are members of the National Association of Securities Dealers, Inc. and who are acting as introducing brokers pursuant to agreements with the Distributor ("introducing brokers"), or to broker dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") and who have entered into selling agreements with the Distributor ("participating brokers"), in each case against orders therefor. The price for introducing brokers and participating brokers shall be, in the case of Class A shares, the applicable public offering price less a concession to be determined by the Distributor, which concession will not exceed the amount of the sales charge or underwriting discount, if any, described below and, in the case of Institutional shares, Investor shares, Adviser shares, Class B shares and Class C shares, net asset value.

     The Trust shall sell through the Distributor, as the Trust's agent, shares to eligible investors as described in the Prospectus. All orders through the Distributor shall be subject to acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

     Prior to the time of transfer of any shares by the Trust to, or on the order of, the Distributor or any introducing broker or participating broker, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in New York clearing house funds equal to the applicable net asset value of the shares. Upon receipt of registration instructions in proper form, the Distributor will transmit or cause to be transmitted such instructions to the Trust or its agent for registration of the shares purchased.

     The public offering price of Class A shares shall be the net asset value of such shares, plus any applicable sales charge as set forth in the Prospectus. In no event will any applicable sales charge or underwriting discount exceed the limitations on permissible sales loads imposed by Section 22(b) of the Investment Company Act of 1940 (together with the rules and regulations thereunder, the "1940 Act") and Rule 2830(d) of the Conduct Rules of the NASD (the "NASD Rule"), as either or both may be amended from time to time.

     On every sale, the Fund whose shares are purchased shall receive the net asset value of the shares. The net asset value of shares shall be determined in the manner provided in the Agreement and Declaration of Trust and By-laws of the Trust as then amended.

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     2.   FEES. For its services as distributor of a Fund's Investor shares,
Class A Shares and Class C Shares, the Trust shall compensate the Distributor (or its designee or transferee) on behalf of the Fund a monthly distribution fee at an annual rate equal to 0.25%, 0.50% and 1.00%, respectively, of the average daily net assets of the Fund attributable to such shares, as applicable, and otherwise on the terms and conditions set forth in any Distribution and Shareholder Service Plan in effect for Investor shares, Class A Shares, and Class C Shares, each as amended from time to time, together with any contingent deferred sales charges that may be payable upon redemption of Fund shares, as described in Section 5 below. For a Fund's Class B shares, the Trust shall compensate the Distributor (or its designee or transferee) on behalf of the Fund a monthly fee at an annual rate equal to 0.25% of the average daily net assets of the Fund attributable to such shares as a shareholder service fee and a monthly distribution fee at an annual rate equal to 0.75% of the average daily net assets of the Fund attributable to such shares and otherwise on the terms and conditions set forth in any Distribution and Shareholder Service Plan in effect for Class B Shares, as amended from time to time, together with any contingent deferred sales charges that may be payable upon redemption of Fund shares, as described in Section 5 below, PROVIDED, HOWEVER, that in consideration of its services as general distributor for the Class B shares, the Trust shall pay to the Distributor (or its designee or transferee) on behalf of the relevant Fund the Distributor's Allocable Portion (hereinafter defined) of the Distribution Fee (as defined in the Class B Distribution and Shareholder Service Plan) in respect of the Class B shares of that Fund. For purposes of this Agreement, the Distributor's "Allocable Portion" of the Distribution Fee shall be 100% of such Distribution Fee unless or until a Fund uses a general distributor other than or in addition to the Distributor and thereafter the Allocable Portion shall be the portion of the Distribution Fee attributable to
(i) Class B shares of the Fund (the "Subject Fund") sold by the Distributor ("Commission Shares"), plus (ii) Class B shares of the Subject Fund issued in connection with the exchange of Commission Shares of another Fund and/or Class B shares of another fund of the Trust issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of another Fund of the Trust, plus (iii) Class B shares of the Subject Fund issued in reinvestment of dividends or capital gain distributions in respect of Class B shares of the Subject Fund described in clauses (i) and (ii), it being understood that the mechanics of attributing the portion of Distribution Fee of the Fund to Class B shares for purposes of calculating the Distributor's Allocable Portion shall be agreed to by the Trust and the Distributor in light of systems capabilities for tracking the aging, exchange and reinvestment experience of Class B shares sold by the Distributor; PROVIDED, HOWEVER, that the Distributor's Allocable Portion of the Distribution Fee and the contingent deferred sales charges arising in respect of Class B shares taken into account in computing the Distributor's Allocable Portion shall be limited under the NASD Rule or other applicable regulations of the NASD as if the Class B shares taken into account in computing the Distributor's Allocable Portion themselves constituted a separate class of shares of a Fund. The Distribution Fee shall be accrued daily and paid monthly to the Distributor (or at its direction) as soon as practicable after the end of the calendar month in which it accrues, but in any event within five business days following the last day of the month.

     The services rendered by the Distributor for which the Distributor is entitled to receive the Distributor's Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (whether of a Fund or

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another fund of the Trust) taken into account in computing the Distributor's
Allocable Portion. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid its Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as general distributor of the Class B shares of the Funds, or any termination of this Agreement other than in connection with a Complete Termination (as defined in the Class B Distribution and Shareholder Service Plan) of the Class B Distribution and Shareholder Service Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, the Trust's obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor).

     3. RESERVATION OF RIGHT NOT TO SELL. The Trust reserves the right to refuse at any time or times to sell any of its shares for any reason deemed adequate by it.

     4. USE OF THIRD PARTIES; NON-EXCLUSIVITY; SALES OF SHARES BY THE TRUST. The Distributor may employ such third parties, including one or more participating brokers or introducing brokers, for the purposes of selling shares of the Trust as the Distributor, in its sole discretion, shall deem advisable or desirable. The Distributor may not enter into similar arrangements with other issuers without the consent of the Trust. The Trust reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split and to sell shares to its shareholders or other persons at not less than net asset value.

     5. REPURCHASE OF SHARES. The Distributor will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the then current prospectus and statement of additional information (collectively, the "prospectus") of the Trust or as the Trust acting through its Trustees may otherwise direct. The Distributor may employ such third parties, including one or more participating brokers or introducing brokers, for such purposes as the Distributor, in its sole discretion, shall deem to be advisable or desirable. Any contingent deferred sales charge imposed on repurchases and redemptions of Class A, Class B and Class C shares upon the terms and conditions set forth in the Prospectus shall be paid to the Distributor in addition to the fees with respect to Class A, Class B and Class C shares set forth in Section 2 hereof. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid such contingent deferred sales charges in respect of Class B shares taken into account in computing the Distributor's Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as general distributor of the Class B shares of a Fund or any termination of this Agreement other than in connection with a Complete Termination of the Class B Distribution and Service Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, the Trust's obligation to remit such contingent deferred sales charges to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution

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Fee and to be paid the contingent deferred sales charges) of the Distributor).
The Trust will not waive any contingent deferred sales charge except under the circumstances set forth in the Trust's prospectus dated October 1, 2001 without the consent of the Distributor (or, if rights to payment have been transferred, the transferee).The Trust will take such steps as are commercially reasonable to track on a share-by-share basis the aging of its shares for purposes of calculating any contingent deferred sales charges and/or distribution fees.

     6. BASIS OF PURCHASES AND SALES OF SHARES. The Distributor's obligation to sell shares hereunder shall be on a best efforts basis only and the Distributor shall not be obligated to sell any specific number of shares. Shares will be sold by the Distributor only against orders therefor. The Distributor will not purchase shares from anyone other than the Trust except in accordance with Section 5 hereof, and will not take "long" or "short" positions in shares contrary to any applicable provisions of the Agreement and Declaration of Trust of the Trust, as amended or restated from time to time.

     7. RULES OF SECURITIES ASSOCIATIONS, ETC. As the Trust's agent, the Distributor may sell and distribute shares in such manner not inconsistent with the provisions hereof and the Trust's Prospectus as the Distributor may determine from time to time. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1940 Act and of any securities association registered under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "1934 Act"). The Distributor will conform to the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. The Distributor also agrees to furnish to the Trust sufficient copies of any agreement or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

     8. INDEPENDENT CONTRACTOR. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such, is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

     9. REGISTRATION AND QUALIFICATION OF SHARES. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the shares for sale under the so-called Blue Sky Laws of any state and for maintaining the registration of each Fund of the Trust and the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, to the end that there will be available for sale from time to time such number of shares as the Distributor may reasonably be expected to sell. The Trust may also contract with Bisys Fund Services Limited Partnership d.b.a. Bisys Fund Services ("Bisys Fund Services") to perform such services, in which event the Distributor agrees to look solely to Bisys Fund Services in the event of any breach of the agreements of the Trust set forth in this Section 9. The Trust or Bisys Fund Services shall advise the Distributor promptly of (a) any action of the Securities and Exchange

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Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust, a Fund or the shares thereof, or rights to offer such shares for sale and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the Trust's registration statement or prospectus in order to make the statements therein not misleading.

     10. EXPENSES. The Trust will pay or reimburse the Distributor for all expenses of qualifying shares of the Trust for sale under the securities or so-called "Blue Sky" laws of any State. The Distributor will pay all expenses of preparing, printing and distributing advertising and sales literature (apart from expenses of registering shares under the 1933 Act and the 1940 Act and the preparation and printing of prospectuses and reports for shareholders of the Trust and the direct expenses of the issue of shares, except that the Distributor will pay the cost of the preparation and printing of prospectuses and shareholders' reports used by it in the sale of shares to persons other than current shareholders).

     11. SECURITIES TRANSACTIONS. The Trust agrees that the Distributor may effect a transaction on any national securities exchange of which it is a member for the account of the Trust and any Fund of the Trust which is permitted by
Section 11(a) of the 1934 Act.

     12. INDEMNIFICATION OF TRUST. The Distributor agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be, a Trustee of the Trust against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged misrepresentation or omission to state a material fact, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible, unless such misrepresentation or omission was made in reliance upon written information furnished by the Trust, PROVIDED, that in no event shall anything contained in this Agreement be construed to protect the Trust or any such person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement. The Distributor also agrees likewise to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the Distributor's failure to exercise reasonable care and diligence with respect to its services rendered in connection with investment, reinvestment, employee benefit and other plans for shares. The term "expenses" includes amounts paid in satisfaction of judgments or in settlements which are made with the Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law.

     13. INDEMNIFICATION OF THE DISTRIBUTOR. The Trust agrees to indemnify and hold harmless the Distributor, its several officers, employees and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, against expenses reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of any misrepresentation or omission to state a material fact, or out of any alleged

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misrepresentation or omission to state a material fact in the Trust's
Registration Statement or prospectus, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or negligence, in the performance of its duties under this Agreement. The foregoing rights of indemnification shall be in addition to any other rights to which the Distributor may be entitled as a matter of law.

     14. ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (excluding for this purpose any assignment of rights to payment described in the recitals and in Section 18 of this Agreement, which are hereby ratified and approved). This agreement may be amended only if such amendment be approved either by action of the Trustees of the Trust or at a meeting of the shareholders by the affirmative vote of a majority of the outstanding shares of the Classes affected by such amendment, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan(s) or this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

     15. EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT. This Agreement shall take effect upon the date first above written and shall remain in full force and effect continuously as to a Fund and a Class of shares thereof (unless terminated automatically as set forth in Section 14 hereof) until terminated:

          (a) Either by such Fund or such Class or the Distributor by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

          (b) Automatically as to any Fund or Class thereof at the close of business one year from the date hereof, or upon the expiration of one year from the effective date of the last continuance of this Agreement, whichever is later, if the continuance of this Agreement is not specifically approved at least annually by the Trustees of the Trust or the shareholders of such Fund or such Class by the affirmative vote of a majority of the outstanding shares of such Fund or such Class, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan(s) or this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

     Action by a Fund or a Class thereof under (a) above may be taken either (i) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan(s) or this Agreement, or (ii) by the affirmative vote of a majority of the outstanding shares of such Fund or such Class. The requirement under (b) above that the continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act.

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     Termination of this Agreement pursuant to this Section 15 shall be without the payment of any penalty.

     If this Agreement is terminated or not renewed with respect to one or more Funds or Classes thereof, it may continue in effect with respect to any Fund or any Class thereof as to which it has not been terminated (or has been renewed).

     16. LIMITED RECOURSE. The Distributor hereby acknowledges that the Trust's obligations hereunder with respect to the distribution fees payable with respect to the shares of any Fund of the Trust or a particular Class of shares of a Fund are binding only on the assets and property belonging to such Fund or such Class.

     17. CERTAIN DEFINITIONS. For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Fund or Class, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Fund or Class, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust or the Fund or Class, as the case may be, entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "interested persons" and "assignment" shall have the meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act. Certain other items used herein that are not otherwise defined have the meaning given in the current prospectus of the Trust or constituent agreements or documents of the Trust.

     18. PAYMENTS TO DISTRIBUTOR'S TRANSFEREES. The Distributor may transfer the right to payments hereunder (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Trust. In connection with the foregoing, the Trust is authorized to pay all or a part of the Distribution Fee, Service Fee and/or contingent deferred sales charges in respect of Class B shares directly to such transferee as directed by the Distributor.